Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Thomas Schiller
(949) 231-3061	(949) 231-4700
Skyworks Updates Business Outlook
Ahead of Investor Conferences, Company Outlines Improved Financial Outlook: Expects Q2
FY10 Revenue of $230 — $235 Million and Non-GAAP Diluted EPS of $0.22 — $0.23
     WOBURN, Mass., Mar. 1, 2010 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high reliability analog and mixed signal semiconductors enabling a broad range of end markets, today raised its financial outlook for the second quarter of fiscal 2010 driven by strong demand for mobile Internet, smart grid and new, high growth analog applications. For the current quarter, Skyworks now expects revenue in the range of $230 — $235 million and non-GAAP diluted earnings per share of $0.22 — $0.23.
     The Company will be presenting at the Raymond James and Stephens investor conferences in Orlando and San Francisco, respectively, and will host institutional investors at its headquarters in Woburn, MA and at its facility in Irvine, CA in the coming weeks.
     For information regarding the use of a non-GAAP EPS estimate in this press release, please refer to the Discussion Regarding the Use of Non-GAAP Financial Measures set forth below.
About Skyworks
     Skyworks Solutions, Inc. is an innovator of high reliability analog and mixed signal semiconductors. Leveraging core technologies, Skyworks offers diverse standard and custom linear products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military and mobile handset applications. The Company’s portfolio includes amplifiers, attenuators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, mixers/demodulators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, receivers, switches and technical ceramics.
     Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Safe Harbor Statement
     This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking

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     statements include without limitation information relating to future results and expectations of Skyworks (including without limitation certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
     These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.
     These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES
This press release contains a forward looking estimate of net income per share (diluted) which has not been calculated in accordance with United States Generally Accepted Accounting Principles (GAAP). We estimate such forward looking non-GAAP net income per share (diluted) by excluding certain expenses and other items from the respective GAAP financial estimate. Management uses certain non-GAAP financial measures, including net income per share (diluted) to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make

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comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts.
We provide investors with non-GAAP financial measures because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors a more effective method to evaluate historical operating performance and identify trends, additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of operating results to peer companies. We further believe that providing non-GAAP net income per share (diluted) allows investors to better assess the overall financial performance of ongoing operations by eliminating the impact of certain financing decisions related to our convertible debt and certain tax items which may not occur in each period for which financial information is presented and which represent gains or losses unrelated to our ongoing operations. We believe that disclosing non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity.
We calculate non-GAAP net income per share (diluted) by excluding from GAAP net income, stock compensation expense, restructuring-related charges, acquisition-related expenses, amortization of discount on convertible debt, and certain deferred executive compensation, as well as certain items related to the retirement of convertible debt, and certain tax items, which may not occur in all periods for which financial information is presented. We exclude the items identified above from non-GAAP net income per share (diluted) for the reasons set forth with respect to each such excluded item below:
Stock Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.
Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to future business operations and including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
Acquisition-Related Expenses - including, when applicable, amortization of acquired intangible assets, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
Amortization of Discount on Convertible Debt - comprised of the amortization of the debt discount recorded at inception of the convertible debt borrowing related to the adoption of ASC 470-20, because the expense is dependent on fair value assessments and is not considered by management when making operating or financing decisions.
Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.
Gains and Losses on Retirement of Convertible Debt - because, to the extent that gains or losses from such repurchases impact a period presented, we do not believe that they reflect the underlying performance of ongoing business operations for such period.

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Certain Income Tax Items - including certain deferred tax charges and benefits which do not result in a current tax payment or tax refund and other adjustments which are not indicative of ongoing business operations.
The non-GAAP estimate of net income per share (diluted) presented in this press release should not be considered in isolation and is not an alternative for GAAP net income per share (diluted). Investors are cautioned against placing undue reliance on this non-GAAP financial measure and are urged to review and consider carefully the adjustments made by management to the corresponding GAAP financial measure. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating operating performance or ongoing business. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
We are unable to provide a reconciliation of our forward looking estimate of our second fiscal quarter (Q2 2010) non-GAAP net income per share (diluted) to a forward looking estimate of Q2 2010 GAAP net income per share (diluted) because certain information needed to make a reasonable forward looking estimate of GAAP net income per share (diluted) for Q2 2010 (other than estimated stock compensation expense of $0.05 per diluted share, certain tax items of $0.04 per diluted share, estimated acquisition related expense of $0.01 per diluted share and estimated deferred executive compensation expense with a de minimis impact per diluted share) is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control (e.g., gains and losses on retirement of convertible debt). Our forward looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.